UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 2, 2012

	Exact name of registrant as specified	I.R.S.
	in its charter, state of incorporation,	Employer
Commission	address of principal executive offices,	Identification
File Number	telephone	Number

1-16305	PUGET ENERGY, INC.	91-1969407
A Washington Corporation
10885 - N.E. 4th Street, Suite 1200
Bellevue, Washington 98004-5591
(425) 454-6363

1-4393	PUGET SOUND ENERGY, INC.	91-0374630
A Washington Corporation
10885 - N.E. 4th Street, Suite 1200
Bellevue, Washington 98004-5591
(425) 454-6363
___________

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)
☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))
☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 2, 2012, the sole shareholders of Puget Energy, Inc. ("Puget Energy") and Puget Sound Energy, Inc. ("PSE"), each appointed and elected Daniel Fetter to serve as a member of the Boards of Directors of Puget Energy and PSE (the "Boards"), respectively.  Mr. Fetter was appointed to replace Alan Kadic, who resigned from the Boards effective the same day. Mr. Fetter was selected by, and is a representative of, CPP Investment (USRE II) Inc. ("CPP"), which is a member of Puget Holdings, and was appointed and elected to the Boards pursuant to the Amended and Restated Bylaws of each of Puget Energy and Puget Sound Energy.

Mr. Fetter is currently the Senior Principal, Private Infrastructure with CPP Investment Board, an affiliate of CPP, which position he has held since 2009. Prior to that, Mr. Fetter served as both a Principal (from 2007 to 2009) and Associate (from 2006 to 2007) at CPP Investment Board. Mr. Fetter is currently on the Board of Directors of Arqiva, a communications infrastructure and media services company, which position he has held since 2009.

The Boards of Puget Energy and PSE have not yet determined the board committee or committees, if any, on which Mr. Fetter will serve.

Mr. Fetter will not receive any director compensation but will be reimbursed for out-of-pocket expenses.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PUGET ENERGY, INC.

PUGET SOUND ENERGY, INC.

By: /s/ Daniel A. Doyle
Dated: August 2, 2012	Daniel A. Doyle Senior Vice President and Chief Financial Officer